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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 7, 2002
Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP
(Exact Name of Registrant As Specified In Its Charter)

CALIFORNIA
(State or Other Jurisdiction of Incorporation)

00-30747	33-0885320
(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo
Rancho Santa Fe, California 92067
(Address of Principal Executive Offices)(Zip Code)

(858) 759-8300
(Registrant's Telephone Number, including Area Code)

Item 2.    Acquisition or Disposition of Assets.

        On March 7, 2002, First Community Bancorp ("FCB") completed its merger (the "Merger") with W.H.E.C., Inc. ("WHEC"). The Merger was consummated pursuant to the terms of the Agreement and Plan of Merger, dated as of November 12, 2001, by and between FCB and WHEC (the "Merger Agreement").

        As a result of the Merger, each issued and outstanding share of common stock of WHEC was converted into the right to receive 0.2353 of a share of FCB common stock.

        Based upon the March 7, 2002 closing price of FCB common stock, the approximate value of consideration to be received by WHEC shareholders in the Merger is $24.5 million.

        The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement which is incorporated as Exhibit 2.1 to the current report filed on Form 8-K filed by FCB on March 21, 2002. After giving effect to the Merger, and the merger with Pacific Western National Bank, the total assets of FCB increased to approximately $1.20 billion, total deposits increased to approximately $1.05 billion and total shareholder equity increased to approximately $102.8 million as of December 31, 2001, on a pro forma basis.

Item 5. Other Events

        On January 31, 2002, FCB completed its merger with Pacific Western National Bank. The audited consolidated balance sheets as of December 31, 2001 and 2000 and related audited consolidated statements of income, changes in shareholders' equity and cash flows of Pacific Western National Bank for each of the three years in the period ended December 31, 2001 are incorporated herein in their entirety by this reference to Exhibit 99.3.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        Items 7(a) and 7(b) of the Current Report on Form 8-K filed by First Community Bancorp on March 21, 2002 are hereby amended and restated in their entirety as set forth on Exhibits 99.2 hereto and 99.4.

  (a)
  The financial statements required by this current report are incorporated herein in their entirety by this reference to Exhibit 99.2.

  (b)
  The pro forma financial information required by this current report is incorporated herein in its entirety by this reference to Exhibit 99.4 hereto.

Exhibit Number	Description
23.1	Consent of Vavrinek, Trine, Day & Co., LLP, with respect to W.H.E.C., Inc.
23.2	Consent of Vavrinek, Trine, Day & Co., LLP, with respect to Pacific Western National Bank.
99.2
Audited consolidated balance sheets as of December 31, 2001 and 2000 and related audited consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 2001 and 2000 of W.H.E.C., Inc.
99.3
Audited statements of financial condition as of December 31, 2001 and 2000 and related audited statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001 of Pacific Western National Bank.
99.4	Pro forma condensed balance sheet as of December 31, 2001 and related pro forma combined condensed statement of operations for the year ended December 31, 2001 of First Community Bancorp.

* * *

        This report includes forward-looking statements that involve inherent risks and uncertainties. First Community Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include economic conditions generally, including those resulting from the terrorist attacks of September 11, 2001 and their aftermath, and competition in the geographic and business areas in which First Community Bancorp operates, inflation or deflation, fluctuations in interest rates, legislation and governmental regulation and the progress of integrating the operations of the banks acquired by First Community Bancorp, including Capital Bank of North County. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: May 8, 2002

FIRST COMMUNITY BANCORP

By:	/s/ MATTHEW P. WAGNER

	Name:	Matthew P. Wagner
	Title:	President and Chief Executive Officer

        The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Index

Exhibit Number	Description
23.1	Consent of Vavrinek, Trine, Day & Co., LLP, with respect to W.H.E.C., Inc.
23.2	Consent of Vavrinek, Trine, Day & Co., LLP, with respect to Pacific Western National Bank.
99.2
Audited consolidated balance sheets as of December 31, 2001 and 2000 and related audited consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 2001 and 2000 of W.H.E.C., Inc.
99.3
Audited statements of financial condition as of December 31, 2001 and 2000 and related audited statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001 of Pacific Western National Bank.
99.4	Pro forma condensed balance sheet as of December 31, 2001 and related pro forma combined condensed statement of operations for the year ended December 31, 2001 of First Community Bancorp.

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FORM 8-K/A
SIGNATURE
Exhibit Index